UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 SCHEDULE 14C/A
                                 (RULE 14C-101)

              INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE
                        SECURITIES EXCHANGE ACT OF 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Information Statement
[X] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)


                              CANTOP VENTURES, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              CANTOP VENTURES, INC.

                          NOTICE OF STOCKHOLDER ACTION


To the Stockholders of Cantop Ventures, Inc.:

Notice is hereby given that the following actions were authorized by the Board of Directors of Cantop Ventures, Inc. (the "Company") on March 20, 2008, and approved by the written consent of the stockholders of Cantop Ventures, Inc. holding a majority of the shares of our outstanding common stock:

     (1) Amendment to our Articles of Incorporation to change the name of the Company from Cantop Ventures, Inc. to Wolf Resources, Inc.

     (2) Amendment to our Articles of Incorporation to vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

     (3) Approval of a 1-for-100 reverse-split of its common stock issued and outstanding, such that every current shareholder of the Company's common stock shall be issued one share of the Company's $0.001 par value common voting stock in exchange for every 100 shares of the Company's $0.001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share. The number of authorized shares will be unchanged (120,000,000). The reverse-split will be effective as of _______________, 2008.

Prior to the effective date of the reverse-split there will be approximately 8,500,000 shares of the Company's common stock issued and outstanding. After the 1-for-100 reverse-split has been completed the total number of issued and outstanding shares of the Company's common stock will be approximately 85,000.

Only shareholders of record at the close of business on April 11, 2008 shall be given Notice of the Action by Written Consent. The Company will not solicit proxies.

The foregoing action will be taken on or about May 1, 2008, or approximately twenty (20) days after the mailing of this Notice and the enclosed Information Statement.

This Notice and the attached Information Statement are being circulated to advise our stockholders of certain actions already approved by written consent of the stockholders who collectively hold a majority of the outstanding shares of our common stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until approximately twenty
(20) days after the date this Information Statement is mailed to our stockholders. Therefore, this Notice and the enclosed Information Statement are being sent to you for informational purposes only.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

Because the written consent of a majority of stockholders satisfies any applicable stockholder voting requirement of the Nevada General Corporation Law, our Articles of Incorporation, as amended and our Bylaws, we are not asking for a proxy and you are not requested to send one.

                                      By Order of the Board of Directors


                                      /s/ Christopher Paterson
                                      -----------------------------------
                                      Christopher Paterson, Director

                              Cantop Ventures Inc.
                                 564 Wedge Lane
                                Fernley, NV 89408
                            Telephone: (604) 805-6340
                            Facsimile: (604) 682-5335

                              INFORMATION STATEMENT

GENERAL

This information statement is circulated to advise the stockholders of Cantop Ventures, Inc. (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

     (1) Amendment to our Articles of Incorporation to change the name of the Company from Cantop Ventures, Inc. to Wolf Resources, Inc.

     (2) Amendment to our Articles of Incorporation to vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock.

     (3) Approval of a 1-for-100 reverse-split of its common stock issued and outstanding, such that every current shareholder of the Company's common stock shall be issued one share of the Company's $0.001 par value common voting stock in exchange for every 100 shares of the

          Company's $0.001 par value common voting stock held as of the record date, with fractional shares being rounded up to the next whole share. The number of authorized shares will be unchanged (120,000,000). The reverse-split will be effective as of _______________, 2008.

The Company's Board of Directors approved these actions on March 20, 2008. The anticipated effective date will be a date no earlier than 20 days after the mailing of this Information Statement to our stockholders.

The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. In a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was March 20, 2008, (the "Record Date").

PURPOSE AND EFFECT OF THE MATTERS TO BE ACTED UPON

1. AMENDING THE ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO WOLF RESOURCES, INC.

     The Officers and Directors of the Company believed it was in the Company's best interest to change its name to one that is more marketable. It was their opinion that "Wolf Resources, Inc." would accomplish that purpose.

2. AMENDMENT OF THE ARTICLES OF INCORPORATION TO VEST AUTHORITY IN THE BOARD TO PRESCRIBE, THE CLASSES, SERIES AND THE NUMBER OF EACH CLASS OR SERIES OF STOCK AND THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS OR SERIES OF STOCK.

     The Company's Articles of Incorporation authorized both common and preferred stock. When there are more than one class of stock, The Nevada Revised Statutes require that articles of incorporation prescribe, or vest authority in the board of directors to prescribe, the classes, series and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of stock. The Officers of the Company realized that the Company's Articles of Incorporation did not contain the required language and therefore seek to amend the Articles of Incorporation to conform to the Nevada statutes.

     This amendment does not in itself result in the authorization or issuance of securities.

     The Company does not have any current plans, proposals or arrangements to issue the newly authorized securities to acquire any businesses or engage in any investment opportunity

3.   1-FOR-100 REVERSE-SPLIT OF COMMON STOCK (THE "REVERSE SPLIT").

     In order to continue with the Company's business plan, the Company will require additional funding in the form of director loans or equity

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
     financing. The Reverse Split effectively increases the number of authorized and unissued shares of our Common Stock available for future issuance.

     The Reverse Split is not intended to change the proportionate equity interests of the Company's stockholders; however, some incidental change can be expected to occur in connection with the elimination of the fractional shares. Voting and other rights of stockholders will not be affected by the Reverse Split.

     No fractional shares of Common Stock will be issued in connection with the Reverse Split. A stockholder who would otherwise be entitled to receive, in the aggregate, a number of shares of Common Stock that included a fraction of a share will receive, in lieu thereof, that number of shares rounded up to the next highest whole share.

     The Reverse Stock Split will have the following effects upon the number of shares of our Common Stock outstanding and the number of authorized and unissued shares of our Common Stock:

                                                 Before               After
                                              Reverse Split       Reverse Split
                                              -------------       -------------
     Number of Issued and
     Outstanding Shares                         8,500,000               85,000

     Number of Shares Authorized but
     Outstanding or Reserved for Issuance               0                    0

     Authorized but Unissued                  111,500,000          119,915,000

     Number of Record Stockholders                     40                   40

     Although our Board of Directors will authorize the issuance of additional common stock based on its judgment as to our best interests and that of our shareholders, future issuance of common stock could have a dilutive effect on existing shareholders.

     Under certain circumstances, the Board of Directors could create impediments to, or delay persons seeking to effect, a takeover or transfer of control of the Company by causing the remaining authorized shares to be

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
     issued to a holder or holders who side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company and its stockholders. Such an issuance would diminish the voting power of existing stockholders who favor a change in control, and the ability to issue the shares could discourage an attempt to acquire control of the Company. While it may be deemed to have potential anti-takeover effects, the Company is proposing the Reverse Split solely for the reasons described hereinabove. The Resolution is not prompted by any specific efforts or takeover threat currently known or perceived by management.

     The Company does not have any current plans, proposals or arrangements, written or otherwise, to acquire any business or engage in any investment opportunity.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None

DISSENTERS' RIGHT OF APPRAISAL

None

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 8,500,000 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one
(1) vote on all matters submitted to the stockholders.

None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon. No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

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
SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of April 3, 2008, the name and the number of voting shares of the Company, par value $.001, held of record or was known by the Registrant to own beneficially more than 5% of the 8,500,000 voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                         Number of Shares          Percentage of
Name of Beneficial Owner        Affiliation             Beneficially Owned           Ownership
------------------------        -----------             ------------------           ---------
Christopher Paterson           President/CEO/                2,000,000                 23.53%
                               Secretary/Treasurer
                               Director

Robert Roth                    Director                      2,000,000                 23.53%

Officers and Directors
 as a Group                                                  4,000,000                 47.06%

For purposes of this table, a beneficial owner is one who, directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.

ADDITIONAL INFORMATION AND INQUIRIES

The Company further acknowledges that:

     * The company is responsible for the adequacy and accuracy of the disclosure in the filing;

     * Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

     * the Company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Dated: April 11, 2008               By Order of the Board of Directors
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                                    /s/ Christopher Paterson
                                    ----------------------------------
                                    Christopher Paterson, Director

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